Exhibit 99.1

PRESS RELEASE

Cyren Announces Divestment to Enable Focus on Strategic Growth Opportunities

MCLEAN, VA – June 7, 2022 / Cyren (NASDAQ:CYRN), a provider of inbox security and threat intelligence solutions, today announced that it has entered into a definitive agreement to divest its legacy Secure Email Gateway business to Content Services Group GmbH for €10,000,000 in cash. The purchase price is subject to certain adjustments and the transaction is expected to close prior to August 31, 2022, with customary closing conditions. The divestment will enable Cyren to focus on its best strategic growth opportunities to deliver optimal value to its customers and shareholders.

“This transaction is fully aligned with our strategy to focus our efforts and resources on products and market opportunities that we believe offer the best growth opportunities for Cyren,” said Brett Jackson, Cyren’s Chief Executive Officer. “The proceeds from this transaction will strengthen our balance sheet, allow us to fund additional growth-related investments and streamline our product line and overall business. We believe that Content Services Group is a good strategic fit for this business, will be a good home for our team members associated with the business, and is committed to continuing to support the products and customers.

Cyren will use the proceeds to expand go-to-market activities relating to its anti-phishing solution, Cyren Inbox Security, and its core Threat Intelligence Services. New bookings associated with these products have been growing in recent quarters and Cyren believes it is time to accelerate investments in these two market opportunities.

For Cyren Inbox Security and Threat Intelligence Services customers, there will be no changes to points of contact, service levels or product efficacy as a result of this divestment. Cyren secure email gateway customers (Cyren Email Security, eXpurgate) will receive ongoing communications from Cyren account managers and support teams to ensure a smooth transition, post-closing, to Content Services Group, with no disruption to service or support.

About Cyren

Cyren (NASDAQ: CYRN) protects more than a 1 billion users around the world from sophisticated and emerging email-, malware-, and web-based cyber-attacks every day. Our embedded threat detection, threat intelligence and inbox security solutions help enterprise, service providers, and technology companies prevent breaches and eliminate countless hours of incident response. Learn more at www.cyren.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements, including statements regarding expectations that Cyren Inbox Security will be the key driver of future growth, expectations regarding developing a high-growth enterprise revenue stream that will materially contribute to Cyren's results and expectations regarding our products, including Cyren Inbox Security. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our ability to continue as a going concern, our ability to execute our business strategy, including our sales and business development plans, our ability to timely and successfully enhance and improve our existing solutions and introduce new solutions, the commercial success of such enhancements and new solutions, including Cyren Inbox Security, lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks, our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability, our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue, our ability to attract new customers and increase revenue from existing customers, market acceptance of our existing and new product offerings, our continued listing on NASDAQ, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Investor Contact

Brian Dunn

General Counsel

Cyren

brian.dunn@cyren.com